Exhibit 4.2
COCA-COLA BOTTLING CO. CONSOLIDATED
OFFICERS’ CERTIFICATE PURSUANT TO
SECTIONS 102 AND 301 OF INDENTURE
April 7, 2009
     Pursuant to Section 301 of the Indenture, dated as of July 20, 1994, as supplemented and restated by the Supplemental Indenture dated as of March 3, 1995 (as supplemented, the “Indenture”), between Coca-Cola Bottling Co. Consolidated (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (pursuant to an Agreement of Resignation, Appointment and Acceptance dated January 15, 2007), the undersigned officers of the Company hereby certify that the Board of Directors of the Company has, pursuant to a written consent of the Executive Committee of the Board of Directors dated April 1, 2009 and a written consent of the Pricing Committee of the Board of Directors dated April 2, 2009, authorized the establishment of a series of Securities and further certify that the terms of the Securities of such series shall be as follows:
(a)	Title: 7.00% Senior Notes Due 2019;

(b)	Aggregate Principal Amount: $110,000,000;

(c)	Principal Payment Date: April 15, 2019;

(d)	Interest Rate: 7.00% per annum;

(e)	Interest Payment Dates: April 15 and October 15, commencing October 15, 2009;

(f)	Regular Record Dates: The April 1 and October 1 (whether or not a Business Day) preceding each Interest Payment Date;

(g)	Interest Accrual Date: April 7, 2009;

(h)
Place of Payment: Corporate trust office or agency of The Bank of New York Mellon Trust Company, N.A. or other Paying Agent or Agents, as designated by the Company from time to time, which shall be open for business on each day that is a Business Day in the City of New York, New York;

(i)	Paying Agent: The Bank of New York Mellon Trust Company, N.A.;

(j)
Redemption: Redeemable at any time, at the option of the Company, in whole or in part, at the redemption prices, and in accordance with the terms and conditions, described in the Company’s Prospectus Supplement dated April 2, 2009 under the heading “Optional Redemption”;

(k)	Change of Control: The Company will be required to offer to repurchase the Senior Notes upon the occurrence of certain change of control triggering events,

at such price and in accordance with the terms and conditions as described in the Global Security delivered to the Trustee;
(l)	Denominations: $1,000 and integral multiples of $1,000 in excess thereof;

(m)	Global Securities: The Senior Notes shall be represented by a single Global Security as provided for in the Indenture;

(n)	Depositary: The Depository Trust Company;

(o)	Defeasance Provisions: Section 1302 and Section 1303 of the Indenture will be applicable to the Senior Notes; and

(p)	Other Terms: None.
     Pursuant to Section 102 of the Indenture, each of the undersigned officers of the Company hereby further certifies that: (i) he has read the applicable conditions precedent in the Indenture relating to the establishment of a series of Securities and the issuance thereof and the definitions therein relating thereto; (ii) he has examined the appropriate documentation and made such further investigation as he has deemed to be necessary; (iii) he is of the opinion that he has made such examination and investigation as is necessary to enable him to express an informed opinion with respect to whether or not such conditions precedent have been complied with; and (iv) he is of the opinion that as of the date hereof, all conditions precedent set forth in the Indenture relating to the establishment of the series of Securities designated as the 7.00% Senior Notes Due 2019 have been complied with and upon delivery by the Company of instructions to the Trustee directing the Trustee to authenticate Securities of such series from time to time, all conditions precedent for the issuance thereof shall have been complied with.
     Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture.
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     IN WITNESS WHEREOF, the undersigned Senior Vice President and Chief Financial Officer and Vice President and Treasurer of the Company have executed this certificate as of the date first written above.

/s/ James E. Harris
James E. Harris
Senior Vice President and Chief Financial Officer

/s/ Clifford M. Deal, III
Clifford M. Deal, III
Vice President and Treasurer

[Signature Page — Officer’s Certificate Pursuant to Sections 102 and 301 of Indenture]